UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report: September 15, 2009
(Date of earliest event reported)
TOLL BROTHERS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-09186 (Commission File Number)	23-2416878 (I.R.S. Employer Identification No.)
250 Gibraltar Road
Horsham, PA 19044
(Address of principal executive offices and zip code)
(215) 938-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TOLL BROTHERS, INC.
FORM 8-K
Item 1.01 Entry into a Material Definitive Agreement.
     On September 15, 2009, Toll Brothers Finance Corp., Inc. (the “Issuer”), a wholly-owned subsidiary of Toll Brothers, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), with the Company, as guarantor, and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as representatives of the other several underwriters named therein, related to a public offering of $250,000,000 aggregate principal amount of 6.750% Senior Notes Due 2019 (the “Senior Notes”) of the Issuer, guaranteed by the Company and certain of its subsidiaries, pursuant to the Company’s universal shelf registration statement on Form S-3 (File No. 333-154807), as supplemented by the prospectus supplement dated September 15, 2009.
     The description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
     In connection with the offering of the Senior Notes, the Company is filing the legal opinion relating to the offering as Exhibit 5.1 to this report.
Item 9.01 Financial Statements and Exhibits.
d) Exhibits

1.1
Underwriting Agreement, dated September 15, 2009, among Toll Brothers Finance Corp., Toll Brothers, Inc., as guarantor, and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as representatives of the other several underwriters named therein.

5.1	Opinion of Simpson Thacher & Bartlett LLP.
23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC. (Registrant)
By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President, Chief Accounting Officer

Date: September 16, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1
Underwriting Agreement, dated September 15, 2009, among Toll Brothers Finance Corp., Toll Brothers, Inc., as guarantor, and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as representatives of the other several underwriters named therein.

5.1	Opinion of Simpson Thacher & Bartlett LLP.

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).